EXHIBIT 25.1

United States
Securities and Exchange Commission
Washington, D.C. 20549
Form T-1
Statement of Eligibility Under the Trust Indenture Act of 1939
of a Corporation Designated to Act as Trustee
Check if an Application to Determine
Eligibility of a Trustee Pursuant to Section 305(b)(2) |X|

The Bank of New York Trust Company, N.A.
(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation or organization	(I.R.S. Employer
if not a U.S. national bank)	Identification Number)

700 South Flower Street
Suite 500
Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)
John R. Prendiville
The Bank of New York Trust Company, N.A.
2 North LaSalle Street, Suite 1020
Chicago, Illinois, 60602
(Agent for Service)

First National Master Note Trust
(Exact name of obligor as specified in its charter)

Delaware	Not yet received
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

c/o Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE	19890-0001
(Address of principal executive offices)	(Zip code)
200_ -__ Asset Backed Notes
(Title of the indenture securities)

Item 1. General information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency
United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429
(b)	Whether it is authorized to exercise corporate trust powers.

Yes.
Item 2. Affiliations with the obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.
None.
Item 16. List of Exhibits.
1.	A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

5.	Not applicable.

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-121948).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

8.	Not applicable.

9.	Not applicable.

Signature
     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, on the 21st day of March, 2007.

The Bank of New York Trust Company, N.A.
By:	/s/ Robert Castle
	Name:	Robert Castle
	Title:	Vice President

Exhibit 7
Consolidated Report of Condition
of
The Bank of New York Trust Company, N.A.
700 S. Flower Street, 2nd Floor
Los Angeles, California 90017
     At the close of business September 30, 2006, published in accordance with Federal regulatory authority instructions.

Thousands of
Dollars
Assets
Cash and balances due from depository institutions:

Noninterest-bearing balances and currency and coin	3,188

Interest-bearing balances	- 0 -

Securities:

Held-to-maturity securities	56

Available-for-sale securities	64,467

Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	49,000

Securities purchased under agreements to resell	128,000

Loans and lease financing receivables:

Loans and leases held for sale	- 0 -

Loans and leases, net of unearned income	- 0 -

LESS: Allowance for loan and lease losses	- 0 -

Loans and leases, net of unearned income and allowance	- 0 -

Trading assets	- 0 -

Premises and fixed assets (including capitalized leases)	3,808

Other real estate owned	- 0 -

Thousands of
Dollars
Investments in unconsolidated subsidiaries and associated companies	- 0 -

Customers’ liability to this bank on acceptances outstanding	- 0 -

Intangible assets:

Goodwill	267,486

Other Intangible Assets	15,230

Other assets	40,470

Total Assets	$571,705

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Consolidated Report of Condition
of
The Bank of New York Trust Company, N.A.
700 S. Flower Street, 2nd Floor
Los Angeles, California 90017

Thousands of
Dollars
Liabilities

Deposits:

In domestic offices	2,039

Noninterest-bearing	2,039

Interest-bearing	- 0 -

Federal funds purchased and securities sold under agreements to repurchase:

Federal funds purchased	- 0 -

Securities sold under agreements to repurchase	- 0 -

Trading liabilities	- 0 -

Other borrowed money:

(includes mortgage indebtedness and obligations under capitalized leases)	58,000

Not applicable

Bank’s liability on acceptances executed and outstanding	- 0 -

Subordinated notes and debentures	- 0 -

Other liabilities	85,004

Total Liabilities	$145,043

Minority interest in consolidated subsidiaries	- 0 -

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Thousands of
Equity Capital	Dollars

Perpetual preferred stock and related surplus	- 0 -

Common stock	1,000

Surplus	321,520

Retained earnings	104,139

Accumulated other comprehensive income	3

Other equity capital components	- 0 -

Total equity capital	$426,662

Total Liabilities, Minority Interest, and Equity Capital	$571,705

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.
I, William Winkelmann, Vice President (Name, Title) of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
Director #1 Micahel Klugman, President
Director #2 Frank Sulzberger, Managing Director
Director #3 Michael McFadden, MD

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